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                                                           Exhibit 4.01

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING BUT NOT LIMITED TO A RIGHT OF FIRST OFFER ON BEHALF OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


                            WARRANT TO PURCHASE STOCK

Corporation:                 Adaptec, Inc.
Number of Shares:            696,000
Class of Stock:              Common Stock
Initial Exercise Price:      $62.25 per share
Issue Date:                  January 17, 2000
Expiration Date:             January 16, 2004

         This Warrant certifies that, for good and valuable consideration, Agilent Technologies, Inc., a Delaware corporation ("HOLDER") is entitled to purchase from the corporation named above (the "COMPANY"), until 5:00 p.m. Pacific standard time, on the Expiration Date set forth above, the number of fully paid and nonassessable shares of the Common Stock (the "SHARES") of the Company at the initial exercise price per Share (the "WARRANT PRICE"), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.       EXERCISE.

         1.1 VESTING; EXERCISE. As of the Issue Date, this Warrant shall be exercisable in full by Holder, and Holder may exercise this Warrant, in whole or in part, by delivering a duly executed Notice of Exercise in substantially the form attached as EXHIBIT A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in
Section 1.6, Holder shall also, concurrently with delivery of the Notice of Exercise, deliver to the Company a check or wire transfer in United States dollars for the aggregate Warrant Price for the Shares being purchased.

         1.2 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares as to which the Warrant has been exercised and remain exercisable for such remaining Shares as to which this Warrant has not been exercised, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

         1.3 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         1.4       SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                   1.4.1. "ACQUISITION". For the purpose of this Warrant, "ACQUISITION" means any sale of the Company's stock by the Company's stockholders in one transaction or series of related transactions or any reorganization, consolidation or merger of the Company, in any case where, after the transaction, the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity or of its parent corporation if the surviving entity is a wholly owned subsidiary of such parent corporation.

                   1.4.2 ASSUMPTION OF WARRANT. Upon the closing of any Acquisition where the consideration for the Acquisition to be received by the Company's stockholders consists solely of stock or securities of the acquirer or an entity affiliated with the acquirer, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing thereof. The Warrant Price shall be adjusted accordingly.

                   1.4.3 TERMINATION OF WARRANT. In the case of (a) an Acquisition where the consideration for the Acquisition to be received by the Company's stockholders in return for their capital stock of the Company consists of cash or a combination of cash and other property or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder at least fifteen (15) days advance written notice of such event (the "COMPANY NOTICE"), which notice shall include the Company's best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise or convert this Warrant in accordance with its terms, whether or not exercise or conversion is contingent upon the happening of such event. Subject to prior exercise or conversion as provided in the preceding sentence, this Warrant will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; PROVIDED THAT the event actually occurs within sixty (60) days after the date it is expected to occur, as such date was specified in the Company Notice.

         1.5 RESTRICTIONS ON EXERCISE. This Warrant may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, by the Holder's execution of the Notice of Exercise attached hereto as EXHIBIT A, the Holder shall confirm, acknowledge and agree to the representations, warranties and agreements of the Holder set forth in Section 4 hereof.

         1.6 NET EXERCISE ELECTION. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as EXHIBIT A duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

                                   X = Y (A-B)
                                       -------
                                           A

where             X =      the number of Shares to be issued to the Holder
                           pursuant to this Section 1.5.

                  Y = the number of Shares as to which this Warrant is being exercised.

                  A = the fair market value of one Share, as determined in good faith by the Company's Board of Directors, as at the time the net exercise election is made pursuant to this Section 1.5.

                  B =      the Warrant Price.

         The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.

         For purposes of the above calculation, fair market value of one Share shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of THE WALL STREET JOURNAL for the three (3) trading days prior to the date of determination of fair market value.

2.       ADJUSTMENTS TO THE SHARES.

         2.1 STOCK SPLITS, RECAPITALIZATIONS, ETC. If the Company (i) pays a dividend in, or makes a distribution of, shares of capital stock or other securities on its outstanding Common Stock, (ii) subdivides its outstanding shares of Common Stock in a transaction that increases the amount of its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock in a transaction that decreases the amount of its outstanding shares of Common Stock, then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date such dividend, distribution, subdivision or combination occurred.

         2.2 CERTAIN CORPORATE TRANSACTIONS. Upon any reclassification, exchange, substitution, Acquisition of the Company or other similar event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant other than as provided in Section 2.1 (a "REORGANIZATION"), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such Reorganization. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.

         2.3 ADJUSTMENTS OF WARRANT PRICE. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

         2.4 ADJUSTMENT IS CUMULATIVE. The provisions of this Section 2 shall similarly apply to successive, stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

         2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times carry out of all the provisions of this Section 2.

         2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

         2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

3.       REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 RESERVATION OF THE SHARES. If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the

Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

         3.3 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights, cash dividends or other rights, nor subject Holder to any liabilities, as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the company for any purpose.

4.       REPRESENTATIONS OF HOLDER; TRANSFER.

         4.1 REPRESENTATIONS. Holder hereby represents and warrants to the Company as follows: Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "ACT"). Holder is aware that this Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) (hereinafter, collectively, the "RESTRICTED SECURITIES") are being, or will be, issued to Holder in reliance upon Holder's representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Act and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder, by acceptance hereof, acknowledges that the Restricted Securities are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

         4.2 LEGENDS. The Restricted Securities shall be imprinted with legends in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING BUT NOT LIMITED TO A RIGHT OF FIRST OFFER ON BEHALF OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         4.3       RESTRICTIONS ON TRANSFER.

                   4.3.1 RIGHT OF FIRST REFUSAL. Except as provided herein, the Holder hereby understands, acknowledges and agrees that the Warrant may not be sold or otherwise transferred without the Company's prior written consent. Before the Warrant may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law) (the "OFFERED SECURITIES"), the Company and/or its assignee(s) will have a right of first refusal to purchase the Warrant to be sold or transferred on the terms and conditions set forth in this Section 4.3.1 (the "RIGHT OF FIRST REFUSAL").

                             4.3.1.1   NOTICE OF PROPOSED TRANSFER. The
Holder of the Offered Securities will deliver to the Company a written notice (the "TRANSFER NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Securities; (ii) the name and address of each proposed purchaser or other transferee (the "PROPOSED TRANSFEREE");
(iii) the number or portion of such Offered Securities to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Securities (the "OFFERED PRICE"); and (v) that the Holder acknowledges this Transfer Notice is an offer to sell the Offered Securities to the Company pursuant to the Company's Right of First Refusal at the Offered Price as provided for in this Warrant.

                             4.3.1.2   EXERCISE OF RIGHT OF FIRST REFUSAL. At
any time within thirty (30) days after the date of the Transfer Notice, the Company may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Securities proposed to be transferred to any one or more of the Proposed Transferees named in the Transfer Notice, at the purchase price determined in accordance with Subsection 4.3.1.3 below.

                             4.3.1.3   PURCHASE PRICE. The purchase price for
the Offered Securities purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Securities as determined in accordance with Section 1.6 hereof. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company's Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

                             4.3.1.4   PAYMENT. Payment of the purchase price
for the Offered Securities will be payable, at the option of the Company, as applicable, by check, by wire transfer or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Securities by such assignee) or by any combination thereof. The purchase price will be paid without interest within three (3) business days after the Company's election to exercise its Right of First Refusal.

                             4.3.1.5   HOLDER'S RIGHT TO TRANSFER. If the
Company has not elected to exercise its Rights of First Refusal as provided in Section 4.3.1.2 or Holder has not consented to the purchase of less than all of the Offered Securities proposed in the Transfer Notice to be transferred to a given Proposed Transferee by the Company as provided in this Section, then the Holder may sell or otherwise transfer all such Offered Securities to each Proposed Transferee at the Offered Price or at a higher price (and if Holder consented to the purchase of less than all the Offered Securities proposed in the Transfer Notice to be transferred to a given Proposed Transferee by the Company as provided in this Section, then the Holder may sell or otherwise transfer any remaining Offered Securities to each Proposed Transferee at the Offered Price or at a higher price), provided that (i) such sale or other transfer is consummated within one hundred twenty
(120) days after the date of the Transfer Notice and (ii) any such sale or other transfer is effected in compliance with all applicable securities laws. If the Offered Securities described in the Transfer Notice are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Transfer Notice must be given to the Company, pursuant to which the Company will again be offered the Right of First Refusal before the Warrant may be sold or otherwise transferred.

                             4.3.1.6   EXEMPT TRANSFERS. Notwithstanding
anything to the contrary in this Section, the following transfers of the Warrant will be exempt from the Right of First Refusal: (i) any transfer of the Warrant made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to the Warrant, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); (ii) any transfer of the Warrant pursuant to the winding up and dissolution of the Company; or
(iii) any transfer of the Warrant to any wholly owned subsidiary of Holder.

                             4.3.1.7   TERMINATION OF RIGHT OF FIRST REFUSAL.
The Right of First Refusal will terminate as to the Warrant on the first to occur of the following: (i) the Expiration Date of this Warrant, or (ii) the effective date of the registration of the Shares by the Company under the Act and applicable state securities law, or (iii) the date of expiration of any statutory holding period applicable to the Shares as required by Rule 144 and any applicable state exemption from registration.

                             4.3.1.8   ENCUMBRANCES ON THE WARRANT. Holder
may grant a lien or security interest in, or pledge, hypothecate or encumber the Warrant only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to the Warrant after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to the Warrant in the hands of such party and any transferee of such party. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber any part of this Warrant.

                   4.3.2 SECURITIES LAWS. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). If, subject to the provisions of this Section 4.3, the Holder is allowed to transfer this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any), the Company shall not require Holder to provide an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale and/or transfer.

         4.4       REGISTRATION.

                   4.4.1 REGISTRATION STATEMENT ON FORM S-3. For use in the sale of up to 25 percent (25%) of the Shares (the "UNRESTRICTED SHARES"), within 30 days of the Issue Date, the Company will prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (or such other form that the Company may be eligible to use) relating to the sale of the Unrestricted Shares by Holder from time to time (the "REGISTRATION STATEMENT"), and use its reasonable best efforts, subject to receipt of necessary information from Holder, to cause such Registration Statement to be declared effective by the SEC as soon as is practicable after the SEC has completed its review process. The Company agrees to use its reasonable best efforts to keep such Registration Statement effective until twelve 12 months after the issue date. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3 (or its successor or equivalent). Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement (a "SUSPENSION PERIOD"), by giving written notice to Holder, if the Company shall have determined that the Company may be required to disclose, update, correct or provide any material corporate development or information. Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, Holder will not sell any Unrestricted Shares pursuant to the Registration Statement until (i) Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. The Company will use its reasonable best efforts to ensure that the use of the Registration Statement may be resumed as soon as reasonably practicable.

                             4.4.1.1   PUT RIGHT. The first time the Holder
wishes to sell any or all of the Unrestricted Shares pursuant to the Registration Statement, it shall notify the Company in writing (the "SALE NOTICE"). The Sale Notice may not be given by the Holder any sooner than 90 days after the Issue Date. If upon receipt of the Sale Notice, the Registration Statement for the Unrestricted Shares has not been declared effective for any reason other than for the Holder's failure to provide necessary information for such Registration Statement, then the Company shall immediately notify the Holder that such Registration Statement has not been declared effective (the "COMPANY REGISTRATION NOTICE") and the Holder will have the right to require the Company to purchase all such Unrestricted Shares subject to the terms and conditions hereof (the "PUT RIGHT"). Upon receipt of the Company Registration Notice, the Holder must notify the Company within three (3) business days as to whether it wishes to exercise the Put Right (the "PUT EXERCISE NOTICE"). Upon receipt of the Put Exercise Notice, the Company shall purchase and the Holder shall sell to the Company, free and clear of any encumbrances, all such Unrestricted Shares by the Company's paying for each and every share of the Unrestricted Shares subject to the Put Right an amount equal to the closing price of a share of the Company's Common Stock as quoted on Nasdaq or any other exchange on which the Common Stock of the Company is listed as of the date of the receipt of the Sale Notice by the Company. The closing of the Put Right exercise shall occur within three (3) business days of Company's receipt of the Put Exercise Notice. The Put Right shall expire on the date the Registration Statement first becomes effective.

                   4.4.2 DELIVERY OF PROSPECTUS. The Company shall furnish to Holder promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. The Company shall furnish to Holder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Unrestricted Shares by Holder; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from Holder that Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses. The Company shall bear all expenses incurred by the Company in connection with the registration of the Unrestricted Shares pursuant to the Registration Statement (but excluding underwriters' and brokers' discounts and commissions), and the reasonable fees and disbursements (not to exceed $10,000 in the aggregate) of a single special counsel for Holder.

                   4.4.3 INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section
4.4.1 that Holder shall provide such information regarding itself, the Unrestricted Shares held by them, the intended method of disposition of the Unrestricted Shares and such other information as the Company may reasonably request to timely effect the registration of the Unrestricted Shares.

                   4.4.4 INDEMNIFICATION. For the purpose of this Section 4.4.4, the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.4.1.

                             (a) The Company agrees to indemnify and hold
harmless Holder, each of its directors and officers, any underwriters (as defined in the Securities Act) for Holder and each person, if any, who controls Holder within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which Holder or such officer or director, underwriter or controlling person may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A,or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "PROSPECTUS"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"), and will reimburse Holder and each such officer or director, underwriter or controlling person for any legal and other expenses as such expenses are reasonably incurred by Holder or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, the indemnity agreement contained in this Section 4.4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed) and provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with (i) written information furnished to the Company by or on behalf of Holder expressly for use therein or (ii) the failure of Holder to comply with the covenants and agreements contained in this Warrant respecting the sale of the Unrestricted Shares, the inaccuracy of any representations made by Holder herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Holder prior to the pertinent sale or sales by Holder.

                             (b) Holder will indemnify and hold harmless the
Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, the indemnity agreement contained in this Section 4.4.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, in no event shall any indemnity under this Section 4.4.4(b) exceed the proceeds from the offering of Shares made under the Registration Statement.

                             (c) Promptly after receipt by an indemnified
party under this Section 4.4.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.4.4, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 4.4.4 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably acceptable to the indemnifying party to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 4.4.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                             (d) The foregoing indemnity agreements of the
Company and Holder are subject to the condition that, insofar as they relate to the bases for any losses, claims, damages, liabilities or expenses contemplated in Section 4.4.4(a) arising out of the preparation and filing of the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         4.5       TRANSFER PROCEDURE. If, subject to the provisions of
Section 4.3, Holder is allowed to transfer all or part of this Warrant, Holder shall give the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and, together with such notice, Holder shall surrender this Warrant to the Company for reissuance to the transferee (and to the new Warrant Holder for any remaining Shares, if applicable). As a condition to sale, transfer or assignment (other than pursuant to the Registration Statement under Section 4.4) of this Warrant and the Shares issuable upon exercise of this Warrant, the Holder shall confirm, acknowledge and agree to the representations, warranties and agreements forth in Section 4 hereof.

5.       GENERAL PROVISIONS.

         5.1 NOTICES. Any and all notices and Transfer Notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following:
(i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                   All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: President". Notices by facsimile shall be machine verified as received.

         5.2 GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

         5.3 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

         5.4 TITLES AND HEADINGS. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Warrant.

         5.5 COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

         5.6 SEVERABILITY. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

         5.7 FACSIMILE SIGNATURES. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Warrant.

         5.8 AMENDMENT AND WAIVERS. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section
5.8 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

         5.9 ENTIRE AGREEMENT. This Warrant and the documents referred to herein, including but not limited to the Development and Marketing Agreement between Company and Holder dated of even date herewith, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

WARRANT HOLDER:                             COMPANY:


/s/ William J. Brown                        /s/ Robert L. Schultz, Jr.
--------------------------------            -------------------------------
AGILENT TECHNOLOGIES, INC.                  ADAPTEC, INC.

Name: William J. Brown                      Name: Robert L. Schultz, Jr.
     ---------------------------                 --------------------------

Title: Senior Vice President and            Title: Chief Operating Officer
       General Manager                            -------------------------
      --------------------------

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

1.  PLEASE MARK ONE OF THE FOLLOWING:

[ ] 1.1 CASH EXERCISE ELECTION. The undersigned hereby elects to purchase
___________ shares of the Common Stock of ADAPTEC, INC., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Stock with an Issue Date of January 17, 2000 (the "WARRANT"), and the Undersigned tenders herewith payment of the total purchase price of such shares in full, pursuant to a check or wire transfer, in the amount of $__________.

OR


[ ] 1.2 NET EXERCISE ELECTION. The undersigned Holder elects to convert all or part of the Warrant into shares of stock by net exercise election pursuant to Section 1.6 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock of ADAPTEC, INC. covered by the Warrant.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby confirms and agrees to the representations, warranties and agreements that are set forth in Section 4 of the attached Warrant.


                                          ------------------------------------
                                          (Name)


                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------
                                          Address


                                          ------------------------------------
                                          (Signature of Holder)

                                     AMENDMENT

                                        OF

                             WARRANT TO PURCHASE STOCK

                                        OF

                                   ADAPTEC, INC.



     This Amendment is made effective as of February 14, 2000 between Adaptec, Inc. (the "COMPANY") and Agilent Technologies, Inc., the "HOLDER" (as defined in the Warrant) of that certain Warrant to Purchase Stock, Issue Date of January 17, 2000, providing for the purchase of 696,000 shares of the Common Stock of the Company at an Initial Exercise Price of $62.25 per share (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant.


                                      RECITAL

     WHEREAS, the Company and the undersigned Holder desire to amend the Warrant to adequately reflect their current understanding of their rights and obligations under the Warrant.


                                    AGREEMENT

NOW THEREFORE, pursuant to Section 5.8 of the Warrant, the Company and the Holder hereby agree as follows:

         1. To amend the Warrant so that the portion of Section 4.4.1 of the Warrant which reads "within 30 days of the Issue Date" is deleted and is replaced by "as soon as reasonably possible but in no event later than 51 days of the Issue Date"; and


         2. That all other provisions of the Warrant shall remain in full force and effect.


         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

         This Amendment is executed and is effective as of the date first set forth above.



COMPANY:

ADAPTEC, INC.

By: /s/ Andrew J. Brown
   ----------------------------------

Name: Andrew J. Brown
     --------------------------------

Title: Vice President, Finance and Chief Financial Officer
     -----------------------------------------------------


HOLDER:

AGILENT TECHNOLOGIES, INC.

By: /s/ William P. Sullivan
   ----------------------------------

Name: William P. Sullivan
     --------------------------------

Title: Senior Vice President and General Manager
     -----------------------------------------------------



1002706





[SIGNATURE PAGE TO THE AMENDMENT OF WARRANT TO PURCHASE STOCK OF ADAPTEC, INC.]